SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                          --------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          --------------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______
                          --------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                New York                                 13-3818954
     (Jurisdiction of incorporation                  (I. R. S. Employer
      if not a U. S. national bank)                  Identification No.)

          114 West 47th Street                           10036-1532
           New York,  New York                           (Zip Code)
          (Address of principal
           executive offices)

                          --------------------------
                               Waxman USA, Inc.
              (Exact name of OBLIGOR as specified in its charter)

                Delaware                                 34-1761514
     (State or other jurisdiction of                 (I. R. S. Employer
     incorporation or organization)                  Identification No.)

            24460 Aurora Road                               44146
          Bedford Heights, Ohio                          (Zip code)
(Address of principal executive offices)

                          --------------------------
                    11-1/8% Senior Notes due 2001, Series B
                      (Title of the indenture securities)

==============================================================================






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                                     - 2 -



                                    GENERAL



 1.      General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System).
                  Federal Deposit Insurance Corporation, Washington, D. C. New York State Banking Department, Albany, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust powers.

 2.      Affiliations with the Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

 3.      Voting Securities of the Trustee

         2,999,020 shares of Common Stock - par value $5 per share.

 4.      Trusteeships under Other Indentures

         (a)      Title of the securities outstanding under each such indenture.

                  Not applicable.

 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

         Not applicable.






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                                     - 3 -



 6.      Voting Securities of the Trustee Owned by the Obligor or its Officials

         Not applicable.

 7.      Voting Securities of the Trustee Owned by Underwriters or their
         Officials

         Not applicable.

 8.      Securities of the Obligor Owned or Held by the Trustee

         Not applicable.

 9.      Securities of Underwriters Owned or Held by the Trustee

         Not applicable.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Securityholders of the Obligor

         Not applicable.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

         Not applicable.

12.      Indebtedness of the Obligor to the Trustee

         Not applicable.

13.      Defaults by the Obligor

         Not applicable.






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                                     - 4 -



14.      Affiliations with the Underwriters

         Not applicable.

15.      Foreign Trustee

         Not applicable.

16.      List of Exhibits

         T-1.1    --       Organization Certificate, as amended, issued by
                           the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form
                           T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                           (Registration No.
                           33-97056).

         T-1.2    --       Included in Exhibit T-1.1.

         T-1.3    --       Included in Exhibit T-1.1.

         T-1.4    --       The By-laws of the United States Trust Company
                           of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration
                           No. 33-97056).

         T-1.6    --       The consent of the trustee required by Section
                           321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

         T-1.7    --       A copy of the latest report of condition of the
                           trustee pursuant to law or the requirements of its supervising or examining authority.






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                                     - 5 -



                                     NOTE


          As of June 20, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.
          S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company,
          U. S. Trust Corporation.

          In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ---------------------


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of June, 1996.


          UNITED STATES TRUST COMPANY OF
                  NEW YORK, Trustee


By:       _______________________________________
          James E. Logan
          Vice President







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                                                                  EXHIBIT T-1.6

           The consent of the trustee required by Section 321(b)
                                  of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036


March 19, 1992



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,


UNITED STATES TRUST COMPANY
       OF NEW YORK


By: /s/ GERARD F. GANEY
   ----------------------------
   Gerard F. Ganey
   Senior Vice President







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                                                                  EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                MARCH 31, 1996
                               ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                    $   47,046

Short-Term Investments                                             50

Securities, Available for Sale                                758,118

Loans                                                       1,221,210
Less:  Allowance for Credit Losses                             13,113
                                                           ----------
      Net Loans                                             1,208,097
Premises and Equipment                                         58,360
Other Assets                                                  125,979
                                                           ----------
      TOTAL ASSETS                                         $2,197,650
                                                           ==========
LIABILITIES
Deposits:
      Non-Interest Bearing                                 $  387,509
      Interest Bearing                                      1,446,148
                                                           ----------
         Total Deposits                                     1,833,657
Short-Term Credit Facilities                                   82,285
Accounts Payable and Accrued Liabilities                      128,745
                                                           ----------
      TOTAL LIABILITIES                                    $2,044,687
                                                           ==========
STOCKHOLDER'S EQUITY
Common Stock                                                   14,995
Capital Surplus                                                42,394
Retained Earnings                                              96,511
Unrealized Gains on Securities Available
   for Sale (Net of Taxes)                                       (937)
                                                           ----------
TOTAL STOCKHOLDER'S EQUITY                                    152,963
                                                           ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                  $2,197,650
                                                           ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

June 7, 1996